Exhibit 99.1

Highwater Ethanol, LLC

Annual Meeting

Friday, February 20, 2009

Lamberton, Minnesota

Chairman David Moldan welcomed members of Highwater Ethanol to the Highwater Ethanol, LLC 2009 annual member meeting at the Lamberton Legion in Lamberton, Minnesota.  Chairman Moldan introduced the Board of Directors and the Advisory Members for Highwater Ethanol.  Chairman Moldan provided an update to the members on the transition process from construction to production and introduced CEO/General Manager Brian Kletscher.

GM Kletscher introduced the Highwater Ethanol business partners that were present, including:  Ron Fagen and Brad Bormann from Fagen, Inc., Phil Coffin from John Stewart and Associates; Matt Crane and Rich Lehman from Boulay, Heutmaker, Zibell & Co, P.L.L.P.; April King and Kari Hickman from Christianson and Associates, P.L.L.P.; the Redwood County Corn Growers Association; and Leon Bennedict from Lamberton Construction.

GM Kletscher then introduced members of the Highwater Ethanol Management team and employees including:  Mark Palmer, Plant Manager; Tom Streifel, Risk and Commodities Manager; Mark Peterson, CFO, Matt Lenning , Operations Manager; Jay Fenkse, Maintenance Department, Dan Thompson, Maintenance Manager; Project Coordinator, Robin Spaude.

Project Coordinator, Robin Spaude shared a power point presentation with the group highlighting the construction photos from the start of construction to present.

Plant Manager, Mark Palmer highlighted the members of his team currently in place.

GM Kletscher introduced Mark Peterson, Highwater Ethanol CFO.  Mark provided a financial update for the group.

GM Kletscher provided an overview of the construction budget and indicated that the budget currently on target and Highwater anticipates that it will have enough money through its debt and equity to complete the project.  He also stated that the contractors are focusing on staying within the budget and anticipate being able to complete construction within the allotted budget.

Plant Manager, Mark Palmer gave a brief overview of start-up including the process to get the plant running.  Starting with the water process, once that has been tested then the heat process is started.  Once employees are online they will be trained for approximately four to six weeks prior to the plant becoming operational.

Tom Streifel, Risk and Commodities Manager, provided an overview of potential corn usage, anticipated costs and DDGs.

Chairman Moldan reminded the group that no tours of the site were allowed at this point since construction was still in progress.  He also announced that Highwater Ethanol will be having the plant grand opening on Friday, September 11, 2009.

The meeting ended with the group asking questions about the plant operations and the ethanol industry.

Questions included:

•                  Ethanol Mandate

•                  Hedging Policy

•                  Date of Start up

•                  How far out will HWE contract ethanol

•                  Does HWE have a management plan in place

•                  Premium for corn

•                  Explain the technology — as a new plant are we better than existing plants

•                  What is the conversion of bushels of corn to ethanol

•                  Will HWE be doing anything in the CO2 extraction market

•                  Long term debt

•                  Cellulosic — can HWE adapt

•                  Process enzymes

•                  BTU usage vs. dried

•                  Local interest in modified wet

•                  Water used vs ethanol production

•                  Recycle water

•                  Management bonuses

•                  What is our policy for buying or transferring shares

•                  K-1 update

•                  Can HWE change year end

•                  If HWE could not make a profit would we sell or shut down

•                  Questioned current plant shut downs

•                  Thoughts on foreign companies buying VeraSun plants

•                  Negative publicity — industry as a whole

•                  Government supporting oil vs. ethanol

•                  Give voice to legislatures

•                  Will HWE do debt reduction or return dollars to investors

•                  Explain blenders credit

•                  Is HWE merging with Granite Falls Energy

•                  Corn Oil

•                  When can investors expect to get a return

•                  Are we paying interest on loan at this point

•                  When will the debt be paid off

Respectfully submitted,

Warren Pankonin

Highwater Ethanol, LLC Secretary